UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO       64111

(Address of Principal Executive Offices)     (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

On December 16, 2005, Option One Mortgage Corporation (“OOMC”) and Option One Loan Warehouse Corporation (“OOLWC”), wholly owned subsidiaries of H&R Block, Inc. (the “Company”), entered into the following agreements (the “BofA Amendment”):

(i)

Amendment Number Four to the Second Amended and Restated Sale and Servicing Agreement dated March 8, 2005 among OOMC, OOLWC, Option One Owner Trust 2001-2 (the “Trust”), and Wells Fargo Bank, N.A. (“Wells Fargo”);

(ii)	Amendment Number Seven to the Amended and Restated Note Purchase Agreement dated November 25, 2003 among OOLWC, the Trust, and Bank of America, N.A. (“BofA”); and

(iii)	Amendment Number Eight to the Amended and Restated Indenture dated as of November 25, 2003 between the Trust and Wells Fargo.

The primary purpose of the BofA Amendment was to (i) extend the term of OOMC’s off-balance sheet financing arrangement with BofA to fund daily non-prime originations through December 15, 2006 (the “BofA Warehouse Facility”) and (ii) increase the amount of funding available through the BofA Warehouse Facility to $4,000,000,000.

The BofA Warehouse Facility provides funding totaling $4,000,000,000 from December 16, 2005 through December 15, 2006 and bears interest at one-month LIBOR plus additional margin rates. The BofA Warehouse Facility is subject to various OOMC performance triggers, limits and financial covenants. These triggers, limits and covenants include a tangible net worth ratio, capital adequacy test, net income test and cross-default features in which a default under other arrangements to fund daily non-prime originations would trigger a default under the BofA Warehouse Facility. In addition, the BofA Warehouse Facility permits BofA at any time to require the Trust to redeem specified borrowed amounts outstanding under the BofA Warehouse Facility.

Under the BofA Warehouse Facility, non-prime loans originated by OOMC are sold daily to the Trust, which utilizes the BofA Warehouse Facility to purchase the loans. The Trust subsequently sells the loans directly to third-party investors or back to OOMC to pool the loans for securitization, as directed by its third-party beneficial interest holders. The decision to complete a whole loan sale or a securitization is dependent on market conditions. See “Off-Balance Sheet Financing Arrangements” in Item 7 of the Company’s Form 10-K/A for the fiscal year ended April 30, 2005.

Certain parties to the BofA Warehouse Facility have other relationships with the Company or its affiliates. BofA and an affiliate of Wells Fargo are lending parties pursuant to two $1,000,000,000 revolving credit facilities maintained by Block Financial Corporation (“BFC”), as borrower, and the Company, as guarantor, with various lenders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report on Form 8-K is incorporated in this Item 2.03 by reference.

Pursuant to the BofA Warehouse Facility, OOMC provides a guarantee up to a maximum of approximately 10% of the aggregate principal balance of mortgage loans held by the Trust before ultimate disposition. This guarantee would be called upon if the sale of mortgage loans did not generate adequate proceeds to satisfy the Trust’s current or ultimate payment obligations. The maximum potential undiscounted amount of future payments that OOMC may be required to make pursuant to this guarantee would be approximately $400,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	December 21, 2005	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary